EXHIBIT 10.18


August 22, 1995


Norman A. Ferber
Chairman of the Board and Chief Executive Officer
Ross Stores, Inc.
8333 Central Avenue
Newark, CA  94560-3433

     Re:  Death Benefits Pursuant to Amended and Restated Employment
          Agreement

Dear Norman:

On behalf of the company, this letter confirms that the compensation and benefits upon death ("Death Benefits") as set forth in the Employment Agreement between you and the company, dated June 8, 1994, will remain in full force and effect until the application for your life insurance policy has been approved and said policy issued. As of the effective date of this insurance policy, these Death Benefits will cease to exist and, in the event of your death, the terms of Paragraph 10(d) of your Amended and Restated Employment Agreement will control.

You agree that you will promptly provide the company a copy of the insurance policy once it is effective.


Very truly yours,
ROSS STORES, INC.


By:  /s/G. Orban
     George P. Orban
     Chairman of the Compensation Committee


I agree to and accept the terms set forth in this letter.


/s/Norman A. Ferber
Norman A. Ferber
Chairman of the Board and Chief Executive Officer